EXHIBIT 10.1


                          SECURITIES PURCHASE AGREEMENT

 This Securities Purchase Agreement (together with all amendments, supplements, changes, schedules and exhibits hereto, collectively, this "Agreement") is dated as of June 2, 2006 by and among Phase III Medical, Inc., a Delaware corporation (the "Company"), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a "Purchaser" and collectively the "Purchasers").

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement, on a $2,000,000 minimum (the "Minimum Amount") and a $3,000,000 maximum (the "Maximum Amount") basis.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement the following terms have the meanings indicated in this Section 1.1:

"Action" shall have the meaning ascribed to such term in Section 3.1(j).

"Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

"Board" shall mean the Company's Board of Directors.

"Business Day" means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

"Closing" means each closing of the purchase and sale of the Securities pursuant to Section 2.1.

"Closing Date" means the Business Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers' obligations to pay the Purchase Price and (ii) the Company's obligations to deliver the Securities have been satisfied or waived.

"Commission" means the Securities and Exchange Commission.

"Common Stock" means the common stock of the Company, par value $.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed into.

"Company Counsel" means Lowenstein Sandler PC.

"DC" shall mean DCI Master LDC, together with any of its investment entities, subsidiaries, affiliates, successors and other controlled units, either existing or formed subsequent to the execution of this Agreement.

"Director" shall mean a member of the Company's Board of Directors.

"Disclosure Schedules" shall have the meaning ascribed to such term in Section 3.1.

"Effective Date" means the date that the initial Registration Statement filed by the Company pursuant to the Registration Rights Agreement is first declared effective by the Commission.

"Engagement Agreement" means the Engagement Agreement dated May 5, 2006 by and among DC and the Company.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"Exhibits" shall mean the following exhibits attached hereto and made a part of this Agreement:

Exhibit A -       Registration Rights Agreement
---------
Exhibit B -       The Warrants
---------
Exhibit C -       Legal Opinion of Company Counsel
---------
Exhibit D -       Use of Proceeds
---------
Exhibit E -       Executive Officer Compensation Plan
---------
Exhibit F -       Officer and Director Lockup
---------

"GAAP" shall have the meaning ascribed to such term in Section 3.1(i).

"Independent Director" shall have the meaning ascribed to such term in the Sarbanes-Oxley Act of 2002.

"Intellectual Property Rights" shall have the meaning ascribed to such term in
Section 3.1(n).

"Initial Closing" shall have the meaning ascribed to such term in Section 2.1.

"Liens" means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

"Material Adverse Effect" shall have the meaning assigned to such term in
Section 3.1(b).

"Material Permits" shall have the meaning ascribed to such term in Section
3.1(l).

"Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

"Purchase Price" means $.044 per share of Common Stock in United States dollars and in immediately available funds.

"Registration Rights Agreement" means the Registration Rights Agreement, dated the date hereof, among the Company and the Purchasers, in the form of Exhibit A attached hereto.

"Registration Statement" means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Shares and Warrant Shares by each Purchaser as provided for in the Registration Rights Agreement.

"Required Approvals" shall have the meaning ascribed to such term in Section 3.1(e).

"Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

"SEC Reports" shall have the meaning ascribed to such term in Section 3.1(h).

"Securities" means the Common Stock, the Warrants and the Warrant Shares.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated hereunder.

"Shares" means the shares of Common Stock which are being issued and sold by the Company to the Purchasers at the Closing.

"Short Sales" shall include all "short sales" as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

"Subsidiary" means NeoStem, Inc., a Delaware corporation.

"Termination Date" shall mean the earlier of (i) the sale of the Maximum Amount;
(ii) mutual written termination of this Agreement by the Company and each person who signed this Agreement as a Purchaser, and (iii) May 15, 2006, subject to a 30-day extension.

"Transaction Documents" means this Agreement, the Engagement Agreement, the Warrants and the Registration Rights Agreement.

"Warrants" means the aggregate amount of Common Stock purchase warrants, in the form of Exhibit B to this Agreement.

"Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrants.

                                   ARTICLE II.
                                PURCHASE AND SALE

         2.1 Closing. At each Closing, upon the terms and subject to the conditions set forth herein, Purchasers shall purchase, severally and not jointly, and the Company shall issue and sell to the Purchasers such number of shares of Common Stock and Warrants to purchase such number of shares of Common Stock as set forth opposite such Purchaser's name on the signature page hereto for the aggregate Purchase Price. The Company may hold a Closing at any time after subscriptions for the $2,000,000 Minimum Amount have been received and accepted by the Company and after the other conditions to Closing as specified herein have been satisfied. The initial Closing (the "Initial Closing"), which shall be for no less than the $2,000,000 Minimum Amount, shall occur on or before May 15, 2006 (unless extended by up to 30 days) and each subsequent Closing until the Termination Date, shall occur at the offices of Company's counsel, Lowenstein Sandler PC, 1251 Avenue of the Americas, New York, New York 10020 at 12:00 p.m. or such other time and/or location as the parties shall mutually agree. If the Minimum Amount is not reached by May 15, 2006 (subject to a 30 day extension), all funds will be returned without interest or deduction.

         All amounts received from Purchasers for the Shares and Warrants will be deposited in a special non-interest bearing escrow account (the "Escrow Account") with Hudson Valley Bank and will be released to the Company at the Closing. Checks shall be made out to "Phase III Medical, Inc. Private Placement Account.

2.2 Deliveries.

(a) At the Closing, the Company shall deliver or cause to be delivered to DC or each Purchaser the following:

(i) this Agreement duly executed by the Company to DC;

(ii) a legal opinion of Company Counsel, in the form of Exhibit C attached hereto to DC;

(iii) a stock certificate for each Purchaser's purchased Shares, registered in the name of such Purchaser to each Purchaser;

(iv) a Warrant registered in the name of each Purchaser to purchase up to a number of shares of Common Stock equal to 50% of the Shares purchased by such Purchaser, to each Purchaser;

(v) the Registration Rights Agreement duly executed by the Company, to each Purchaser;

(vi) Officer's Certificate in a form reasonably acceptable to DC;

(vii) Secretary's Certificate in a form reasonably acceptable to DC, with good standing certificates of the Company and the Subsidiary as of a recent date to be delivered at the Initial Closing;

(vii) a Lock-Up in the form of Exhibit F hereto from each officer and director of the Company and the Subsidiary as set forth in Section 4.5 hereto to DC; and

(viii) evidence, reasonably satisfactory to DC, that the Company has delivered to holders of Series A Preferred notice of the exchange of Series A Preferred for Common Stock.

(b) At each Closing, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i) this Agreement duly executed by such Purchaser;

(ii) the aggregate Purchase Price allocable to the Shares being purchased by the Purchaser and set forth below such Purchaser's signature block on the signature page hereto, in United States dollars and in immediately available funds; and

(iii) the Registration Rights Agreement duly executed by such Purchaser.

2.3 Closing Conditions.

(a) The obligations of the Company hereunder in connection with each Closing are subject to the following conditions being met:

(i) the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Purchasers contained herein;

(ii) all obligations, covenants and agreements of the Purchasers required to be performed at or prior to the Closing Date shall have been performed;

(iii) the delivery by the Purchasers of the items set forth in Section 2.2(b) of this Agreement; and

(iv) the Initial Closing shall be for no less than the $2,000,000 Minimum
Amount;

(b) The respective obligations of the Purchasers hereunder in connection with each Closing are subject to the following conditions being met:

(i) the accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained herein;

(ii) Accrued Salary (as hereinafter defined) shall have been converted to shares of the Company's Common Stock or forfeited in accordance with the provisions of
Section 3.1(s);

(iii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iv) the Initial Closing shall be for no less than the $2,000,000 Minimum
Amount;

(v) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(vi) there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(vii) the Engagement Letter on terms and conditions satisfactory shall be in effect and constitute a binding agreement on the parties thereto.


                                  ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company hereby makes the representations and warranties set forth below to each Purchaser.

(a) Subsidiaries. The Company owns, directly or indirectly, all of the capital stock or other equity interests of the Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock of the Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. The Company has no other direct or indirect subsidiaries other than the Subsidiary.

(b) Organization and Qualification. Each of the Company and the Subsidiary is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiary is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and the Subsidiary (a "Material Adverse Effect").

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its Board or its stockholders in connection therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company do not and will not: (i) conflict with or violate any provision of the Company's or the Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or the Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or the Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or the Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than
(i) the filing with the Commission of the Registration Statement, and (ii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the "Required Approvals").

(f) Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents (including restrictions under federal and state securities laws). The Warrant Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents (including restrictions under federal and state securities laws).

(g) Capitalization. The capitalization (including warrants, options, exchangeable and/or convertible securities) of the Company as of April 26, 2006 is as set forth on Schedule 3.1(g), and such schedule shall be updated so that it remains true and correct as of the Initial Closing date. The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act except as set forth on such schedule. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable.

(h) SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the one year preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the "SEC Reports"). As of their respective dates, the SEC Reports (including the financial statements, exhibits and schedules thereto) complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, as applicable and did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to made the statements therein, in light of the circumstances they were made, not misleading.

Each of the financial statements (including, in each case, any related notes thereto) contained in the SEC Reports (the "Company Financials"), including any SEC Reports filed after the date hereof until the Closing, as of their respective dates, (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly presented the financial position of the Company at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount. The balance sheet of the Company as of December 31, 2005 is hereinafter referred to as the "Company Balance Sheet." Except as disclosed in the Company Financials, the Company does not have any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of the Company, except liabilities (i) provided for in the Company Balance Sheet, or
(ii) incurred since the date of the Company Balance Sheet in the ordinary course of business consistent with past practices and which would not reasonably be expected to have a Material Adverse Effect.

(i) Material Changes. Since the date of the Company Balance Sheet, except as specifically disclosed in or contemplated by a subsequent SEC Report, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP United States generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP") or disclosed in filings made with the Commission, (iii) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, (iv) the Company has not issued any equity securities to any officer, director or Affiliate except as set forth on Schedule 3.1(i) and (v) the Company has not made any changes to its accounting principals, practices or methods, its disclosure controls and procedures or its internal control over financial reporting. The Company does not have pending before the Commission any request for confidential treatment of information.

(j) Litigation. Except as set forth on Schedule 3.1(j), there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, the Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "Action") which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) would, if there were an unfavorable decision, result in a Material Adverse Effect.

(k) Compliance. Neither the Company nor the Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is in violation of any statute, rule or regulation of any governmental authority, except in each case as would not result in a Material Adverse Effect.

(l) Regulatory Permits. Except as set forth in Schedule 3.1(l), the Company and the Subsidiary possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would not result in a Material Adverse Effect ("Material Permits").

(m) Title to Assets. The Company and the Subsidiary have good and marketable title in fee simple to all real property (if any) owned by them that is material to the business of the Company and the Subsidiary and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiary, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiary and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties.

(n) Patents and Trademarks. The Company and the Subsidiary have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so would not result in a Material Adverse Effect (collectively, the "Intellectual Property Rights"). Neither the Company nor the Subsidiary has received a notice (written or otherwise) that the Intellectual Property Rights used by the Company or the Subsidiary violates or infringes upon the rights of any Person. To the best knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiary have used their respective best efforts using security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights and Intellectual Property, except where failure to do so would not have a Material Adverse Effect.

(o) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as it believes are prudent and customary in the businesses in which the Company and the Subsidiary are engaged, including, but not limited to, directors and officers insurance coverage. Neither the Company nor the Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(p) Private Placement. Assuming the accuracy of the Purchasers representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby.

(q) No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchasers and certain other "accredited investors" within the meaning of Rule 501 under the Securities Act.

(r) Series A $.07 Convertible Preferred Stock. The Company has received requisite approval by the Board and the approval of its stockholders to amend its Certificate of Incorporation, in compliance with all applicable laws to provide for the mandatory exchange all of its outstanding shares of Series A $.07 Preferred Stock for shares of Common Stock (the "Mandatory Exchange") on the terms set forth in the Definitive Proxy Statement used in connection with its March 17, 2006 Special Meeting of Stockholders. The Company has provided notice of the Mandatory Exchange as required pursuant to the Company's Certificate of Incorporation, as amended (the "Amended Certificate"), and Delaware Law to the holders of the Company's Series A $.07 Preferred Stock, and accordingly, the shares of Series A $.07 Convertible Preferred Stock are deemed to have been exchanged for Common Stock and no further action of the Company or the holders of the Series A $.07 Preferred Stock (but for mechanics, including the submission of their stock certificate) is required to complete the Mandatory Exchange. The Series A $.07 Convertible Preferred Stock has been delisted from the OTC:BB. The balance sheet to be included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 will reflect no shares of Series A $.07 Preferred Stock outstanding.

(s) Accrued Salaries. The unpaid and accrued salaries (the "Accrued Salary") of the Company as of May 15, 2006 is expected to be approximately $404,000. Effective as of the Initial Closing date, not less than $275,000 of the Accrued Salary shall have been forfeited or converted into shares of Common Stock at a price equal to the Purchase Price (with appropriate adjustment made to account for applicable payroll and withholding taxes which shall be paid by the Company).

3.2 Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a) Organization; Authority. Such Purchaser if an entity is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Own Account. Such Purchaser understands that the Securities are "restricted securities" and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser's right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises any Warrants it will be either: (i) an "accredited investor" as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act. Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(d) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e) General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f) Short Sales and Confidentiality Prior To The Date Hereof. Such Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, executed any Short Sales or granted any option for the purchase of or entered into any hedging or similar transaction with the same economic effect as a Short Sale, in the securities of the Company since the time period beginning two weeks prior to the time that such Purchaser was first contacted regarding an investment in the Company through the date hereof. During such period, neither such Purchaser nor any Person acting on behalf of or pursuant to any understanding with such Purchaser, has taken, directly or indirectly, any actions to trade in the Company's Securities that might reasonably be expected to cause or result, under the Securities Act or Exchange Act, or otherwise, or that has constituted, stabilization or manipulation of the price of the Common Stock. Additionally, each Purchaser agrees to comply with Regulation M under the Exchange Act.

                                   ARTICLE IV.
                         OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an affiliate of a Purchaser, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company (the cost of which will be borne by the Company), the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

(b) The Purchasers agree to the imprinting, so long as is required by this
Section 4.1, of a legend on any of the Securities in the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION NOR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

(c) Certificates evidencing the Shares and the Warrant Shares shall not be required to bear any legend (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Shares or Warrant Shares pursuant to Rule 144, or (iii) if such Shares or Warrant Shares are eligible for sale under Rule 144(k). If requested by a Person holding the Shares, the Warrants or the Warrant Shares, the Company shall take action reasonably requested by a Purchaser (including, but not limited to, causing Company counsel to issue a legal opinion to the Company's transfer agent) after the Effective Date if required by the Company's transfer agent to effect the removal of the legend hereunder provided that the Person requesting the removal of such legend shall have provided to such counsel such documents as it may reasonably request and are normally provided in accordance with industry standards.

(d) Each Purchaser, severally and not jointly with the other Purchasers, agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company's reliance that the Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein.

4.2 Composition of the Board; Officers.

(a) Prior to or at the Initial Closing, the Company shall increase the size of the Board from three persons to four persons and appoint Dr. Robin Smith to fill such vacancy and to serve in such capacity until the Company's next annual meeting of stockholders and otherwise pursuant to the Company's By-laws. Dr. Smith shall serve as Chairman. Thereafter, Dr. Smith shall be included on the slate of Directors presented to shareholders for election at each annual meeting of stockholders of the Company. Dr. Smith and the DC Designee (as defined below) shall be entitled to payment of all reasonable costs and expenses to attend Board meetings, including travel and hotel and to receive no less than the highest amount of compensation as the directors of the Company receives and in accordance with compensation otherwise set by the Board.

(b) Following the Closing, DC shall be entitled to designate one Board member (the "DC Designee"), in addition to Dr. Smith, reasonably acceptable to the Company and the Company shall increase the size of the Board by one additional member and appoint such designee to fill such vacancy and to serve in such capacity until the Company's next annual meeting of stockholders and otherwise pursuant to the Company's By-laws. Should such designee constitute an Independent Director (an "Independent Director") such designee shall be entitled to serve on the Company's Compensation Committee of the Board, should the Company have one. Thereafter, such designee shall be included on the slate of Directors presented to shareholders for election at each annual meeting of stockholders of the Company.

(c) Following the Closing, the Company will endeavor to add additional members to its Board of Directors such that a majority of the Board is composed of Independent Directors. For purposes hereof, Dr. Smith shall in all events be considered an Independent Director.

(d) Prior to or at the Initial Closing, the Board will appoint Dr. Smith as the Company's Chief Executive Officer and the Company's current Chief Executive Officer and President shall retain the title of President.

(e) The rights provided for in this Section 4.2 shall cease immediately upon Purchasers beneficially owning in the aggregate less than 20% of the Common Stock on a fully-diluted basis. The Company shall be entitled to verify such level of ownership by the Purchasers of the Common Stock as it may reasonably request.

4.3 Board Meetings; Annual Stockholder's Meeting. The Company agrees that the Board shall meet at least quarterly and it shall hold an annual meeting of its stockholders on an annual basis.

4.4 SEC Filings. As long as the Purchasers own Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.

4.5 Lock-up. Without the express prior written consent of DC, none of the Company's or the Subsidiary's current or future respective officers or directors will offer, sell, contract to sell or grant any option to purchase or otherwise dispose of, directly or indirectly, conduct or announce the offering of, any shares of capital stock of the Company, or any securities convertible into, or exchangeable for or containing rights to purchase, shares of capital stock of the Company, during the period beginning on the date hereof and ending three months after the Effective Date (the "Lock-up Period").

4.6 Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder for marketing and other working capital purposes associated with the establishment and expansion of the Company's adult stem cell collection and storage business and other general corporate purposes. Such use of net proceeds shall be as set forth on Exhibit D attached hereto.

4.7 Executive Officer Compensation Plan. On the Closing Date, the Company shall adopt the Executive Officer Compensation Plan set forth as Exhibit E which shall be effective as of the initial Closing Date.

4.8 Certain Actions. Without the approval of a majority of the Board the Company shall not, directly and/or indirectly, take any of the following actions for so long as the Purchasers beneficially own in the aggregate not less than 20 % of the Common Stock on a fully-diluted basis:

(a) unless in the ordinary course of business, make any loan or advance, own any stock or other securities of, any subsidiary or other corporation, partnership or other entity unless it is wholly-owned by the Company;

(b) guaranty any indebtedness except for trade accounts of the Company or any subsidiary arising in the ordinary course of business;

(c) incur any aggregate indebtedness in excess of $100,000 that is not already included in a Board approved budget or otherwise already approved by the Board on the date hereof (for clarity, this limitation shall not apply to indebtedness associated with the Company's acquisition of the assets of NeoStem, nor other trade credit incurred in the ordinary course of business);

(d) change the principal business of the Company;

(e) sell, transfer, license, pledge or encumber technology or intellectual property, including, but not limited to any of the Intellectual Property Rights, other than licenses granted in the ordinary course of business, including but not limited to the establishment of adult stem cell collection sites;

(f) sell, merge or dispose of any key technology;

(g) sell, merge or dispose of any business unit; or

(h) Except as contemplated by Exhibit E or this Agreement, hire, fire or change the compensation of executive officers or enter into any new employment agreements with executive officers, including adding a senior management person to the Company as CEO, President or as otherwise determined.

For purposes of this Section 4.8, the Company shall be entitled to verify such level of ownership by the Purchasers of the Common Stock as it may reasonably request.

4.9 Absence of Certain Debt. On the Initial Closing date, unless otherwise agreed to by DC, there shall be no direct and/or indirect debt, quasi-debt or preferred stock of the Company outstanding, other than (A) convertible notes in an aggregate principal amount not to exceed $500,000 (the "Convertible Notes");
(B) other promissory notes in an aggregate principal amount not to exceed $100,000; (C) the Company's Series A $.07 Convertible Preferred Stock and Series B Convertible Preferred Stock and (D) an aggregate of $500,000 of trade payables and other liabilities incurred in the ordinary course of business.

4.10 Non-Competition and Non-Disclosure. The Company will require each key employee who has not already done so to enter into agreements containing the Company's standard non-competition, inventions and confidentiality agreement.

4.11 Information Rights. For so long as the Purchasers own beneficially at least 20% of the Company's Common Stock, DC will be granted access to Company facilities and personnel during normal business hours and with reasonable advance notification. The Company will deliver to the Purchasers annual, quarterly financial statements and copies of other financial and other documents and/or information reasonably requested by DC to monitor the Company and its investment in the Securities.

4.12 Reservation and Listing of Securities. The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents.

4.13 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

4.15. Public Disclosure. The Company shall not issue any press release or otherwise make any public statement with respect to this Agreement and will not issue any such press release or make any such public statement without the prior consent of DC, which shall not be unreasonably withheld.


                                   ARTICLE V.
                                  MISCELLANEOUS

5.1 Termination. On the Termination Date, this Agreement shall be automatically terminated.

5.2 Fees and Expenses. The parties acknowledge that the obligations relating to the payment of certain fees and expenses relating to the negotiation, preparation, execution, delivery and performance of the transactions contemplated by the Transaction Documents are set forth in the Engagement Agreement and further described in Exhibit D - Use of Proceeds. Except as expressly set forth in the Engagement Agreement, each party to the Transaction Documents shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the transactions contemplated by the Transaction Documents. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

5.3 Entire Agreement. The Transaction Documents and the Engagement Agreement, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission (accompanied by confirmation of receipt of transmission), if such notice or communication is delivered via facsimile at the facsimile number or via e-mail at the e-mail address respectively set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Business Day, (b) the next Business Day after the date of transmission (accompanied by confirmation of receipt of transmission), if such notice or communication is delivered via facsimile at the facsimile number or via e-mail at the e-mail address respectively set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, (c) the 2nd Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and each Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the "Purchasers".

5.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced exclusively in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10 Survival. The representations, warranties, covenants and other agreements contained herein shall survive the Closing and the delivery, exercise and/or conversion of the Securities, as applicable for the applicable statue of limitations.

5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" signature page were an original thereof.

5.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13 Independent Nature of Purchasers' Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents.

5.14 Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

                            (Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.



PHASE III MEDICAL, INC.                             Address for Notice:
                                                    -------------------

By:                                                 330 South Service Road
                                                    Suite 120
               ------------------------------------ Melville,  New York  11747
               Name:                                Attention:  CEO
               Title:


With a copy to (which shall not constitute notice): 330 South Service Road
                                                    Suite 120
                                                    Melville, New York  11747
                                                    Attention:  General Counsel


                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                      SIGNATURE PAGE FOR PURCHASER FOLLOWS]

          [PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


Name of
Purchaser:_____________________________________________________________________

Signature of Authorized Signatory of
Purchaser:_____________________________________________________________________

Name of Authorized
Signatory:_____________________________________________________________________

Title of Authorized
Signatory:_____________________________________________________________________

Email Address of
Purchaser:_____________________________________________________________________

Facsimile Number of
Purchaser:_____________________________________________________________________


Home Address of Purchaser:_____________________________________________________


Business Address of Purchaser:_________________________________________________



Address for Delivery of Securities of Purchaser (if not same as above):


          ---------------------------------------------------------

          ---------------------------------------------------------


 Social Security Number or Tax ID Number of Purchaser:_________________________

Aggregate Purchase Price:
                           -----------------------------------
Number of Shares:
                           -----------------------------------
Number of Warrants:
                           -----------------------------------